EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Market Hub Partners Storage, L.P. on Form S-4 of our report dated April 15, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Houston, Texas
May 1, 1998